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Exhibit 21

                              HUBBELL INCORPORATED
                                AND SUBSIDIARIES

                       LISTING OF SIGNIFICANT SUBSIDIARIES

                                           State or Other          Percentage
                                           Jurisdiction of           Owned By
                                            Incorporation           Registrant
                                            -------------           ----------

Anderson Electrical Products, Inc.           Delaware                  100%

Haefely Test AG                              Switzerland               100%

Hubbell, Ltd.                                England                   100%

Hubbell Canada Inc.                          Canada                    100%

The Ohio Brass Company                       Delaware                  100%

Hubbell Incorporated (Delaware)              Delaware                  100%

Hubbell Industrial Controls, Inc.            Delaware                  100%

Gleason Reel Corp.                           Delaware                  100%

Harvey Hubbell Caribe, Inc.                  Delaware                  100%

Hubbell Lighting, Inc.                       Connecticut               100%

Pulse Communications, Inc.                   Virginia                  100%

Hipotronics, Inc.                            Delaware                  100%

A. B. Chance Industries, Inc.                Delaware                  100%

Fargo Mfg. Company, Inc.                     New York                  100%